EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2010, relating to the consolidated financial statements and financial statement schedule of MEDTOX Scientific, Inc., and the effectiveness of MEDTOX Scientific, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of MEDTOX Scientific, Inc. for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
August 18, 2010